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                                                                   Exhibit 10.26


                       [LETTERHEAD OF AEGON USA, INC.]


                       SERIES A NOTE PURCHASE AGREEMENT


                                                   Dated as of December 31, 1993

THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK
1740 Broadway
New York, New York 10019
(together with its permitted or
registered successors and assigns,
being hereinafter called "MONY")

Dear Sirs:

            AEGON USA, INC., an Iowa corporation (said corporation, together with its successors and assigns, subject to Section 12.7 hereof, being hereinafter called "AEGON"), upon the terms and subject to the conditions set forth herein, hereby agrees with MONY as follows:

ARTICLE 1.E DEFINITIONS

            (a) For all purposes of this Agreement and the Series A Notes, the following definitions shall apply:

            "Accounting Period" means any calendar year from 1994 to and including 2002.

            "Acquisition Agreement" means the Asset Transfer and Acquisition Agreement dated as of December 31, 1993 by and among MONY, AEGON and AUSA Life.
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            "Additional Series A Notes" means additional Series A Notes, substantially in the form of Exhibit A hereto, issued from time to time pursuant to Section 2.3 or 5.1 hereof.

            "Adjusted Book Value" has the meaning set forth in Schedule 1(c) hereto.

            "AEGON" has the meaning set forth in the first paragraph of this Agreement.

            "AEGON Financial Statements" has the meaning set forth in Section
6.7 hereof.

            "AEGON's Auditor" has the meaning set forth in Section 6.7 hereof.

            "Agreement" means this Series A Note Purchase Agreement (including the annexed Exhibits and Schedules) , originally accepted by MONY, and as it may, from time to time, hereafter be amended, supplemented or modified in accordance with its terms.

            "Aggregate Existing Assumption Business Deficit" has the meaning set forth in Schedule 9.01(A) to the Acquisition Agreement.

            "Aggregate Existing Assumption Business Payments" has the meaning set forth in Schedule 9.01 (A) to the Acquisition Agreement.

            "Applicable SAP" means with respect to any Person, the statutory accounting principles and practices prescribed or permitted by the insurance regulatory authority of the state of domicile of such Person.

            "Appraised Value" has the meaning set forth in Section 3.1(b) hereof.

            "AUSA Life" means AUSA Life Insurance Company, Inc., a New York insurance company and an indirect wholly-owned subsidiary of AEGON.


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            "Change in Control" means any transaction pursuant to which (i)(a)
AUSA Life shall cease to be a direct or indirect subsidiary of AEGON NV or its successors (through merger or otherwise) and (b) 50 percent or more of those officers of AEGON listed on Schedule 1(a) hereto (or their successors in office immediately prior to the public announcement of such transaction) shall cease to be officers of AEGON within the period commencing with the public announcement of such transaction and ending on that date which is six months after the consummation of such transaction, or (ii) AUSA Life shall sell or otherwise dispose of any material part of the Business or the Transferred Assets outside the ordinary course of business (including, without limitation, by means of any bulk or assumption reinsurance agreement) other than to a majority-owned Subsidiary of AEGON.

            "Consideration" has the meaning set forth in Schedule 2.02 to the Acquisition Agreement.

            "Control Reduction Amount" means, with respect to each holder of Series A Notes who makes a demand for prepayment pursuant to Section 3.2 hereof following a notice of Change in Control, a reduction in the amount of Series A Notes to be prepaid equal to the product of (i) the amount by which (A) the aggregate Adjusted Book Value of any Specified Mortgage Loans outstanding on the date of the occurrence of such Change in Control and any Specified Real Properties owned by AUSA Life on the date of the occurrence of such Change in Control exceeds (B) the aggregate Terminal Market Value of such Specified Mortgage Loans and Specified Real Properties (as determined for purposes of the Threshold Amount calculation in connection with such prepayment) and (ii) a fraction (X) the numerator of which shall be equal to the aggregate unpaid principal


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amount of the Series A Notes held by such holder on the date of the occurrence of such Change in Control and (Y) the denominator of which shall be equal to the aggregate unpaid principal amount of all Series A Notes outstanding on the date of the occurrence of such Change in Control.

            "Default" means a condition or event which with notice or after lapse of time would constitute an Event of Default.

            "Event of Default" has the meaning set forth in Section 11.1 hereof.

            "Excess Amount" means, at any time, the amount by which the Threshold Amount as of the thirty-first day of December of the immediately preceding calendar year exceeds an amount equal to 15 percent of the sum of (i) the aggregate statutory book value of the outstanding Specified Mortgage Loans as of such date and (ii) the aggregate statutory book value of the Specified Real Properties owned by AUSA Life as of such date.

            "Existing Assumption Business Deficit" has the meaning set forth in
Schedule 9.01(A) to the Acquisition Agreement.

            "Existing Assumption Business Payments" has the meaning set forth in
Schedule 9.01(A) to the Acquisition Agreement.

            "Existing Indemnity Business Payments" has the meaning set forth in
Schedule 9.01(B) to the Acquisition Agreement.

            "Final Statement" has the meaning set forth in Schedule 2.02 to the Acquisition Agreement.


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            "Holder", with respect to any Series A Note, means the person shown to be the holder of such Series A Note by the books for the registration of Series A Notes required to be maintained in accordance with Section 4.1(a) hereof.

            "ILI" means International Life Investors Insurance Company, a New York life insurance company and an indirect wholly-owned Subsidiary of AEGON.

            "Index Rate" means, (i) with respect to the Series A Notes issued on the date hereof a rate per annum equal to the sum of (a) the current yield at the time of issuance on U.S. Treasury obligations of a duration most closely equal to the term of such Series A Note to maturity and (b) 70 basis points (0.7 percent), (ii) with respect to Additional Series A Notes issued on or before December 31, 1995, a rate per annum equal to the sum of (a) the current yield at the time of issuance on two year U.S. Treasury obligations and (b) 100 basis points (1.0 percent) and, (iii) with respect to Additional Series A Notes issued after December 31, 1995 a rate per annum equal to the sum of (a) the current yield at the time of issuance on one year U.S. Treasury obligations (or U.S. Treasury obligations of such longer term to maturity as AEGON and the holders of Series A Notes may mutually agree upon) and (b) 100 basis points (1.0 percent).

            "Initial Principal Amount" means the sum of $150 million.

            "Interest Payment Date" and "Interest Payment Dates" have the respective meanings set forth in Section 2.1 hereof.

            "Interim AEGON Financial Statements" has the meaning set forth in
Section 6.7 hereof.

            "Life Subsidiary" means any Subsidiary of AEGON which is engaged in life, annuity, accident or health insurance business.


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            "Material Adverse Effect" means a material adverse effect on the business, operations, condition (financial or other), results of operations, properties, assets or prospects of a Person.

            "Material Subsidiaries" mean AUSA Life, First AUSA Life Insurance Company, a Maryland life insurance company, ILI, Life Investors Insurance Company of America, an Iowa life insurance company, Monumental Life Insurance Company, a Maryland life insurance company, Bankers United Life Assurance Co., an Iowa life insurance company, Western Reserve Life Assurance Co. of Ohio, an Ohio life insurance company, and PFL Life Insurance Company, an Iowa life insurance company.

            "Maturity Date" means that date which is five Business Days after the date that the Final Statement is delivered to MONY and the Net Asset Adjustment, if any, is determined, all in accordance with the provisions of
Schedule 2.02 to the Acquisition Agreement.

            "Net Asset Adjustment" has the meaning set forth in Schedule 2.02 to the Acquisition Agreement.

            "Prepayment Date" has the meaning set forth in Section 3.1 hereof.

            "Payment Adjustment" means, with respect to the Series A Notes, the reduction in the amount due and payable at maturity, upon the occurrence of a Special Prepayment Event or upon acceleration as provided herein (i) in the case of the maturity of the Series A Notes with the Consideration determined in accordance with Schedule 2.02 to the Acquisition Agreement being a positive number, by an amount equal to the amount, if any, by which the Net Asset Adjustment exceeds the aggregate amount of the Consideration as so determined,
(ii) in the case of the maturity of the Series A Notes with


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the Consideration as so determined being a negative number, by an amount equal to the sum of the Net Asset Adjustment, if any, plus an amount equal to the amount by which the Consideration as so determined is less than zero, or (iii) in the case of the occurrence of a Special Prepayment Event or upon acceleration, by an amount equal to the Aggregate Existing Assumption Business Deficit, if any, in the Accounting Period immediately preceding the date of the occurrence of such Special Prepayment Event or acceleration, increased by the amount of any Existing Assumption Business Deficit (or reduced by the amount of any Existing Assumption Business Payments, as the case may be), in the period commencing with the first day of the then current Accounting Period and ending on the last day of the most recently ended calendar quarter. So long as more than one Series A Note is issued and outstanding and MONY or its nominee is the sole holder of all of such Series A Notes, MONY or its nominee may apply the Payment Adjustment to reduce the aggregate principal amount of the Series A Notes held by MONY or such nominee on a pro rata basis or on such other basis as shall be reasonably determined by MONY or its nominee, as the case may be. In the event that MONY or its nominee is not the sole holder of all of the issued and outstanding Series A Notes, any Payment Adjustment shall be applied pro rata to the principal amount of all outstanding Series A Notes.

            "Repayment Amount" means, in the aggregate, the Initial Principal Amount as increased by the aggregate principal amount of all Additional Series A Notes and, at maturity, upon the occurrence of a Special Prepayment Event or upon acceleration, as reduced by the Payment Adjustment, if any; and, with respect to a single Series A Note, an amount equal to that portion of the principal amount of such Series A


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Note which bears the same relationship to such principal amount as the Repayment
Amount, in the aggregate, bears to the aggregate principal amount of all outstanding Series A Notes.

            "Reserve Ratio" has the meaning set forth in the Acquisition Agreement.

            "Series A Note" and "Series A Notes" have the respective meanings set forth in Section 2.1.

            "Special Prepayment Event" means a special prepayment event contemplated by Sections 3.1(b), 3.1(c), 3.1(d) or 3.2 hereof, as applicable.

            "Specified Mortgage Loans" has the meaning set forth in Schedule
2.02 to the Acquisition Agreement.

            "Specified Real Properties" has the meaning set forth in Schedule
2.02 to the Acquisition Agreement.

            "S&P" means Standard & Poor's Corporation.

            "Terminal Market Value" has the meaning set forth in Schedule 2.02 to the Acquisition Agreement.

            "Threshold Amount" means the amount determined in accordance with the Threshold Formula.

            "Threshold Formula" means the formula contained in Schedule 1(b) hereto.

            (b) Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Acquisition Agreement.


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ARTICLE 2.  ISSUANCE OF SERIES A NOTES

            Section 2.1   Authorization of Series A Notes.

            AEGON has duly authorized the issuance and sale, on the terms and in the principal amount hereinafter provided, of AEGON's Series A Notes due on the Maturity Date (said Series A Notes and any Additional Series A Notes issued hereunder and any notes which may be issued in substitution or exchange for said Series A Notes or Additional Series A Notes each hereinafter called a "Series A Note" and collectively the "Series A Notes"). Each Series A Note will be in fully-registered form, will bear interest on the unpaid principal amount thereof, payable annually on the thirtieth day of June in each year (each, an "Interest Payment Date" and collectively, the "Interest Payment Dates"), and at maturity, at the applicable Index Rate, from the date of issuance of such Series A Note until such Series A Note becomes due and payable (whether at maturity, by acceleration or otherwise) and on any overdue portion of such principal amount (including any overdue prepayment of principal) at the applicable Index Rate plus 100 basis points per annum from the date the same becomes due and payable (whether at maturity, by acceleration or otherwise) until paid and, to the extent permitted by applicable law, on any overdue interest at the applicable Index Rate plus 100 basis points per annum from the date the same becomes due and payable (whether on an Interest Payment Date, at maturity, by acceleration or otherwise) until paid. The Series A Notes will be in substantially the form of Exhibit A hereto.

            Section 2.2   Sale of Series A Notes; Closing.

            (a) AEGON hereby agrees to issue and sell to MONY, and, upon the terms and subject to the conditions hereof, MONY agrees to purchase from AEGON, on the Closing Date, $150 million in aggregate principal amount of Series A Notes, at an


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aggregate purchase price equal to 100% of such principal amount. The closing with respect to the sale and purchase of the Series A Notes shall be held on the Closing Date at 10:00 a.m., New York City time, at the offices of LeBoeuf, Lamb, Leiby & MacRae, 125 West 55th Street, New York, New York or such other time or place as the parties may mutually agree upon.

            (b) At the Closing, AEGON will deliver Series A Notes to MONY in the form of a single printed Series A Note (or such greater number of Series A Notes as MONY may reasonably designate to AEGON in writing) dated the Closing Date in the Initial Principal Amount and duly registered in MONY's name (or in the name of such nominee as MONY shall have designated to AEGON in writing before the Closing Date), against payment therefor by wire transfer of immediately available funds in the amount of the purchase price of such Series A Note or Series A Notes to such account or accounts as AEGON shall designate in writing to MONY.

            Section 2.3 Purchase of Additional Series A Notes.

            (a) So long as MONY shall hold any Series A Notes, MONY shall have the option to purchase, from time to time and at any time, Additional Series A Notes in an aggregate principal amount which shall not exceed, on a cumulative basis, the sum of (i) an amount equal to the greater of (A) the Existing Assumption Business Payments for the Accounting Period ending December 31, 1994 or (B) an amount equal to the Reserve Ratio times the sum of the Existing Assumption Business Payments (or Existing Assumption Business Deficit, as the case may be) and the Existing Indemnity Business Payments, if any, for the Accounting Period ending December 31, 1994 and (ii) an amount equal to the Aggregate Existing Assumption Business Payments with respect to


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Accounting Periods commencing after December 31, 1994. Upon notice from MONY to
AEGON of its intention to so purchase Additional Series A Notes, AEGON shall sell to MONY, upon the terms and subject to the conditions hereof, and MONY shall purchase, Additional Series A Notes in an aggregate principal amount as shall be designated in such notice at an aggregate purchase price equal to 100% of such principal amount. Immediately upon such notice by MONY, AEGON shall deliver to MONY Additional Series A Notes in the form of a single printed Series A Note (or such greater number of Series A Notes as MONY may reasonably designate to AEGON in writing) dated the date of such notice, in the aggregate principal amount so designated and duly registered in MONY's name (or in the name of such nominee as MONY shall have designated to AEGON in writing prior to such date), against payment therefor by wire transfer or at the direction of MONY of immediately available funds in the amount of the purchase price of such Additional Series A Notes to such account or accounts as AEGON shall designate in writing to MONY.

            (b) Any Additional Series A Notes so issued shall be dated the applicable purchase date, shall bear interest from and after such date at the Index Rate, shall mature on the Maturity Date and shall be issued pursuant to and shall be subject to the terms and conditions of this Agreement and shall have the same rights and benefits as all other Series A Notes.

            (c) So long as MONY or its nominee is the sole holder of all of the Series A Notes, MONY or its nominee shall have the option, exercisable by written notice to AEGON prior to the purchase of any Additional Series A Notes in any year, to require that the Additional Series A Notes issued to MONY during such calendar year


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provide, in general, that any reduction in the aggregate principal amount of the
Series A Notes by the Control Reduction Amount or the Payment Adjustment shall be applicable to such series of Series A Notes prior to the application of any such reduction to the principal amount of the Series A Notes issued during all prior calendar years and during all subsequent calendar years as to which MONY does not exercise such option (it being understood that all Additional Series A Notes issued during a particular calendar year (and any Series A Notes issued in exchange thereof pursuant to Section 3.3(c) hereof or upon any transfer of such Series A Notes) shall at all times be pari passu with respect to the application of any such reduction).

ARTICLE 3.  PREPAYMENT OF SERIES A NOTES

            Section 3.1 Special Prepayment Events.

            (a) Subsequent to December 31, 1996, MONY or AEGON may at any time on or before January 31 of any year request in writing that MONY and AEGON calculate the Threshold Amount as of the then immediately preceding December 31st. If such request is made, MONY and AEGON shall calculate the Threshold Amount as of such date in accordance with the procedures set forth in the Threshold Formula. AEGON agrees that on or prior to the twentieth day following the final determination of the Threshold Amount in accordance with the Threshold Formula (a "Prepayment Date"), it shall prepay that portion of the then outstanding principal amount of the Series A Notes which equals the Excess Amount, if any, applicable on such Prepayment Date, together with interest accrued thereon as set forth below; provided, however, that the aggregate principal amount of Series A Notes remaining outstanding after any such prepayments shall not be less than the Initial Principal Amount; and provided, further, that in the event AEGON shall request pursuant to Section 5.1(c) hereof that MONY and AEGON also calculate


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the Threshold Amount as of such date to determine the amount, if any, of interest to be payable in cash on the next succeeding Interest Payment Date, such prepayment shall not exceed an amount equal to the Excess Amount as calculated less an amount equal to such interest to be paid in cash. So long as more than one Series A Note is issued and outstanding and MONY or its nominee is the sole holder of all of such Series A Notes, MONY or its nominee may apply the amount to be received upon any prepayment pursuant to this Section 3.1(a) to reduce the aggregate principal amount of the Series A Notes so held on a pro rata basis or on such other basis as shall be reasonably determined by MONY or its nominee, as the case may be. In the event that MONY or its nominee is not the sole holder of all of the issued and outstanding Series A Notes, any such prepayment shall be paid to the holders of the Series A Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts of the Series A Notes then outstanding and held by them. AEGON shall give written notice of such prepayment to each such holder of a Series A Note, not less than five days prior to each Prepayment Date, which notice shall specify the principal amount of each holder's Series A Notes to be prepaid. All such prepayments, if any, shall be made by wire transfer of immediately available funds to such account as each such holder shall designate in writing to AEGON.

            (b) In the event that, at any time, AUSA Life shall fail to maintain a weighted average rating by S&P determined in the manner set forth in Schedule 3.1(b) hereto, AEGON shall notify the holders of the Series A Notes of such failure as soon as practicable (but in no event later than two Business Days) thereafter. At any time while such failure shall exist (but not more than once during any period in which any particular


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failure exists and is continuing throughout), holders of at least 25 percent in aggregate unpaid principal amount of the Series A Notes then outstanding may elect, at their sole option, to make a written demand to AEGON for a rating by S&P of the Series A Notes and for the right to prepayment of each such holder's Series A Notes, contingent on the rating so assigned, as described below. Within ten days after such holders make such demand, AEGON shall retain, at its sole expense, S&P to assign a rating to the Series A Notes. AEGON and such holders shall use reasonable efforts to cause S&P to assign such rating within thirty days of its engagement to do so. If S&P assigns a rating to the Series A Notes of "BBB-" or higher, each Series A Note held by such holders shall mature and become due and payable to the extent of the Repayment Amount, and AEGON shall prepay that portion of the then outstanding principal amount of such holders' Series A Notes which equals the Repayment Amount, together with interest accrued thereon. If S&P assigns a rating to the Series A Notes which is lower than "BBB-", then AEGON shall, at its sole expense, retain S&P to perform a valuation of such holders' Series A Notes (the "Appraised Value"). AEGON and such holders shall use reasonable efforts to cause S&P to perform such valuation and to deliver a report of the Appraised Value to MONY and such holders, within fifteen days after the date on which the rating of the Series A Notes is assigned as described above. At any time within thirty days of the holders' receipt of such report, each such holder may make written demand to AEGON for prepayment of such holder's Series A Notes, and, upon such written demand, all of such holder's Series A Notes shall mature and become due and payable to the extent of their Appraised Value, and AEGON shall prepay that portion of the then outstanding principal amount of such holder's Series A Notes which equals the


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Appraised Value. All such prepayments, if any, shall be made by wire transfer of immediately available funds to such account as each such holder shall designate in writing to AEGON. AEGON shall make available during normal business hours to S&P all books, records, work papers and other documents and information relating to AEGON and the Series A Notes as S&P may reasonably request in connection with the services contemplated under this Section 3.1(b), and S&P shall perform such services in accordance with normal rating industry standards and practices. In the event that S&P shall be unwilling or unable to perform any or all of the services contemplated above, AEGON and MONY shall select one or more nationally recognized rating firms reasonably acceptable to both parties to perform such service or services.

            (c) AEGON hereby represents and warrants that Schedule 3.1(c) hereto sets forth a true and complete description of all capital and financial support commitments with respect to AUSA Life or the Series A Notes heretofore made by or on behalf of AEGON in its written communications with S&P. AEGON agrees to promptly notify each holder of Series A Notes of any and all changes in the contents of such Schedule following the date hereof, including, without limitation, any additional capital and financial support commitments so made hereafter. In the event that, at any time, AEGON is in material breach or default of, or otherwise fails to perform or terminates, any of the capital and financial support commitments described on Schedule 3.1 (c) hereto or in any such notice (any such breach, default or termination referred to herein as a "Financial Support Withdrawal"), AEGON shall notify the holders of the Series A Notes of such Financial Support Withdrawal as soon as practicable (but in no event later than five (5) Business Days) thereafter. Notwithstanding anything herein to the contrary,


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in the event that, at any time within six (6) months following any such
Financial Support Withdrawal, S&P shall lower its rating of AUSA Life and AUSA Life shall fail to maintain a weighted average rating by S&P determined in the manner set forth in Schedule 3.1 hereto (or AEGON notifies the holders of the Series A Notes of such failure as provided herein) and AEGON is unable (within twenty days following such rating downgrade) to obtain, and provide to each holder of Series A Notes, a written statement from S&P to the effect that such rating downgrade was not attributable in whole or in significant part to such Financial Support Withdrawal, each holder of Series A Notes may, at any time within sixty days of such downgrade and at its sole option, make a written demand to AEGON for prepayment of such holder's Series A Notes. Upon any such written demand for prepayment (and without any further action, including, without limitation, any written demand for a rating by S&P of the Series A Notes as contemplated by Section 3.1(b) above), each Series A Note held by such holder shall mature and become due and payable to the extent of the Repayment Amount, and AEGON shall prepay that portion of the then outstanding principal amount of such holder's Series A Notes which equals the Repayment Amount, together with interest accrued thereon. Any such prepayment shall be made by wire transfer of immediately available funds to an account designated in writing by such holder.

            (d) In the event that, at any time, AEGON and its operating subsidiaries as a group are not assigned a rating by S&P of "A" or higher (or an equivalent rating in the event that at any time hereafter S&P revises its rating system), each of the Series A Notes shall mature and become due and payable to the extent of the Repayment Amount, and AEGON shall prepay that portion of the then outstanding principal amount of each


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Series A Note which equals the Repayment Amount, together with interest accrued thereon.

            Section 3.2   Additional Special Prepayment Event.

            Not fewer than twenty days prior to the occurrence of a Change in Control, AEGON shall give notice thereof to the holders of the Series A Notes. Each holder of a Series A Note may, within ten days of receipt of such notice, make a written demand to AEGON for prepayment of such holder's Series A Notes. If a holder of a Series A Note makes such demand, each Series A Note held by such holder shall mature and become due and payable to the extent of the Repayment Amount, simultaneously with the occurrence of such Change in Control, and AEGON shall prepay that portion of the then outstanding principal amount of such Series A Notes which equals the Repayment Amount, together with interest accrued thereon; provided, however, that in the event a Change in Control shall occur on or after January 1, 1997 MONY and AEGON shall calculate a Threshold Amount as of the end of the calendar quarter immediately preceding the Change of Control and, if such Threshold Amount shall be less than $75 million, then the Repayment Amount of the Series A Notes to be prepaid as to each holder who shall make such a demand shall be reduced by the Control Reduction Amount, and the remaining Repayment Amount of such holder's Series A Notes to be prepaid, together with all interest accrued thereon to the date of prepayment, shall become due and payable on that date which is five Business Days after the date such Threshold Amount is calculated. Prepayments pursuant to this Section 3.2(b) shall be made in accordance with the payment procedures set forth in Section 5.1 hereof.


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            Section 3.3 Maturity, Surrender of Series A Notes on Payment or
Prepayment.

            (a) The Repayment Amount of the Series A Notes will be due and payable on the Maturity Date and each Series A Note will bear such maturity date; provided, however, that in the event that MONY shall object to any amount or items contained in the Final Statement (as provided for in Paragraph 4 of Schedule 2.02 to the Acquisition Agreement), such portion of the Repayment Amount of the Series A Notes which is not in dispute will be payable on the Maturity Date, with the balance, if any (together with interest accrued thereon), payable upon the resolution of such objections.

            (b) In the case of each prepayment hereunder, the principal amount of each Series A Note to be prepaid shall become due and payable on the date such prepayment is required, together with interest on such principal amount accrued to such date. From and after such date, interest shall accrue on such principal and interest to the extent unpaid, in accordance with Section 2.1.

            (c)  Upon any partial prepayment of a Series A Note pursuant to
Section 3.1 or Section 3.2 hereof, such Series A Note may, at the option of the holder thereof, be surrendered to AEGON, and in such event AEGON shall, pursuant to Section 4.1 hereof, execute and deliver in exchange therefor a new Series A
Note in a principal amount equal to the principal amount remaining unpaid on the surrendered Series A Note (without giving effect to any Payment Adjustment). Concurrent with the payment of the entire Repayment Amount of any Series A Note upon maturity, the holder of such Series A Note shall surrender such Series A Note to AEGON for cancellation and no further amounts of principal shall be payable thereunder.


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ARTICLE 4.  REGISTRATION, EXCHANGE AND REPLACEMENT OF SERIES A NOTES

            Section 4.1 Registration, Registration of Transfer and Exchange.

            (a) All Series A Notes issued from time to time under this Agreement shall be registered as herein provided. AEGON will keep at its principal executive office appropriate books for the initial registration and the registration of transfers and exchanges of Series A Notes; and at such office AEGON, at its own expense (except as provided below), will register Series A Notes, any transfers thereof and any exchanges thereof pursuant to Section 3.3(c) hereof.

            (b) Whenever any Series A Note shall be presented by the holder thereof or its nominee at said office for exchange pursuant to Section 3.3(c) hereof or registration of transfer, AEGON shall execute and, in exchange therefor, shall deliver a new Series A Note or Series A Notes, registered in such name or names and in such denominations as may be requested by such holder or its nominee, but not less than $100,000 in the case of each new Series A Note (unless the unpaid principal amount of the Series A Note presented is less than or is not evenly divisible by $100,000, in which case in a denomination equal to such unpaid principal amount or the portion of the unpaid principal amount in excess of that which is evenly divisible by $100,000), aggregating the unpaid principal amount thereon and dated the date to which interest has been paid on the Series A Note so presented, or, if no interest has yet been so paid thereon, then dated the date of the Series A Note so presented; provided, however, that no transfer of any Series A Note shall be registered unless the transfer is evidenced by a written instrument of transfer, in form reasonably satisfactory to AEGON, executed by the registered owner of such Series A Note or by his authorized attorney. The principal amount on each such new Series A Note shall be due and payable on the same dates as the corresponding principal amount remaining unpaid on the Series A Note so presented. AEGON may require payment of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of any transfer of a Series A Note.

            (c) AEGON may treat the Person in whose name any Series A Note is last registered as the owner and holder of such Series A Note for all purposes of this Agreement, and AEGON shall not be affected by any notice or knowledge to the contrary.

            Section 4.2 Replacement.

            Upon receipt by AEGON of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Series A Note and (a) in the case of any loss, theft or destruction, upon receipt by AEGON of indemnity or security reasonably satisfactory to it (it being acknowledged and agreed that, if the registered holder of any such Series A Note is MONY, MONY's certificate and agreement of indemnity shall be deemed to be satisfactory) or (b) in the case of any mutilation, upon surrender of such mutilated Series A Note for cancellation, AEGON at its expense will execute and deliver in lieu thereof a new Series A Note of like tenor, registered in the same manner and in the same unpaid principal amount as the Series A Note being replaced and dated the date to which interest has been paid on such Series A Note, or, if no interest has yet been so paid thereon, then dated the date of such Series A Note.

ARTICLE 5. METHOD AND PLACE OF PAYMENT OF PRINCIPAL AND INTEREST

            Section 5.1 Method and Place of Payment of Principal and Interest.

            (a) Subject to Section 5.1(b) and 5.1(c) hereof, AEGON Will pay punctually all amounts payable with respect to any Series A Notes held by any holder or its nominee (without any presentment or surrender thereof and without any notation of such payment being made thereon) by wire transfer of immediately available funds to an account which is designated in writing by each such holder. If MONY or any other holder sells or transfers any Series A Note, MONY or such holder, as the case may be, will notify AEGON of the name and address of the transferee, and will, prior to the delivery of such Series A Note, make a notation on such Series A Note of the date to which interest has been paid thereon.

            (b) Notwithstanding anything in this Agreement to the contrary, AEGON shall pay all interest due and payable on the Series A Notes prior to January 1, 1997 through the issuance of Additional Series A Notes on each Interest Payment Date prior to January 1, 1997. The aggregate principal amount of the Additional Series A Notes to be so issued shall be equal to the aggregate interest due and payable on each such Interest Payment Date. The aggregate principal amount of Additional Series A Notes issued on each such Interest Payment Date shall be allocated among the holders of the Series A Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts of the Series A Notes then outstanding and held by each such holder. Any Additional Series A Notes so issued shall be dated the applicable Interest Payment Date, shall bear interest from and after such date at the Index Rate, shall mature on the Maturity Date and shall be issued pursuant to and shall be subject to the terms and conditions of this Agreement and shall have the same rights and benefits as all other Series A Notes.

            (c) Notwithstanding anything in this Agreement to the contrary, on each Interest Payment Date subsequent to December 31, 1996, AEGON shall pay interest on all outstanding Series A Notes in cash unless it requests in writing that MONY and AEGON calculate the Threshold Amount as of the December 31st immediately preceding such Interest Payment Date. Such request must be made on or before the January 31st prior to such Interest Payment Date. If such request is made, MONY and AEGON shall calculate the Threshold Amount as of such December 31st in accordance with the procedures set forth in the Threshold Formula. In such event, AEGON shall pay interest on the outstanding Series A Notes within ten days of the final determination of the Threshold Amount, as follows:

            (i) Such interest shall be paid in cash if the Threshold Amount so calculated exceeds an amount equal to 15 percent of the sum of (x) the aggregate statutory book value of the Specified Mortgage Loans outstanding as of the immediately preceding December 31st and (y) the aggregate statutory book value of the Specified Real Properties owned by AUSA Life as of such date;

            (ii) If the Threshold Amount so calculated exceeds an amount equal to 5 percent of the sum of (x) the aggregate statutory book value of the Specified Mortgage Loans outstanding as of the immediately preceding December 31st and (y) the aggregate statutory book value of the Specified Real Properties owned by AUSA Life as of such date, but is less than an amount equal to 15 percent of such sum, then interest on the Initial Principal Amount shall be paid in cash to the extent that the Threshold Amount so calculated exceeds an amount equal to 5 percent of such sum, with the remaining interest on the outstanding Series A Notes being paid in Additional Series A Notes or in cash, at AEGON's option; and

            (iii) If the Threshold Amount so calculated is less than five percent of the sum of (x) the aggregate statutory book value of the Specified Mortgage Loans outstanding as of the immediately preceding December 31st and (y) the aggregate statutory book value of the Specified Real Properties owned by AUSA Life as of such date, then interest on all outstanding Series A Notes may be paid in Additional Series A Notes or cash, at AEGON's option.

            The aggregate principal amount of Additional Series A Notes issued on an Interest Payment Date shall be allocated among the holders of the Series A Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts of the Series A Notes then outstanding and held by each such holder. Any Additional Series A Notes so issued shall be dated the applicable Interest Payment Date, shall bear interest from and after such date at the Index Rate, shall mature on the Maturity Date and shall be issued pursuant to and shall be subject to the terms and conditions of this Agreement and shall have the same rights and benefits as all other Series A Notes.

ARTICLE 6. GENERAL REPRESENTATIONS AND WARRANTIES

            AEGON hereby represents and warrants as follows:

            Section 6.1 Organization and Authority.

            Each of AEGON and AUSA Life is a corporation duly organized, validly existing and in good standing under the laws of its state of domicile or incorporation. Each of AEGON and AUSA Life has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on the operations of their businesses as they are now being conducted.

            Section 6.2 Authorization.

            AEGON has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery by AEGON of this Agreement, and the performance by it of its obligations under such agreement, have been duly authorized. This Agreement has been duly executed and delivered by AEGON and, subject to the due execution and delivery by MONY, this Agreement is a valid and binding obligation of AEGON, enforceable against AEGON in accordance with its terms.

            Section 6.3 No Conflict or Violation.

            Except as disclosed in Schedule 6.3 hereto, the execution, delivery and performance by AEGON of this Agreement and the consummation of the transactions contemplated hereby in accordance with the respective terms and conditions hereof will not (a) violate any provision of the charter, Bylaws or other organizational document of AEGON, (b) to AEGON's knowledge, violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both, constitute) a default under, any contract or other agreement to which AEGON is a party or by or to which it or any of its assets or properties may be bound or subject, (c) to AEGON's knowledge, violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon AEGON, (d) to AEGON's knowledge, violate any statute, law or regulation of any jurisdiction which violation would have a Material Adverse Effect with respect to AEGON or materially and adversely affect the ability of AEGON to consummate the transactions contemplated hereby or (e) to AEGON's knowledge, result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any Permit related to the business of AEGON.

            Section 6.4 Consents and Approvals.

            Except as set forth in Schedule 6.4 hereto, the execution, delivery and performance by AEGON of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms hereof do not require AEGON to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person.

            Section 6.5 Issued and Outstanding Capital Stock.

            To AEGON's knowledge, all of the outstanding shares of capital stock of AUSA Life have been duly authorized and validly issued, are fully paid, non-assessable and free of preemptive rights and are owned by AEGON free and clear of any Liens or Encumbrances.

            Section 6.6 Actions and Proceedings.

            Except as previously disclosed to MONY in writing, there are no outstanding orders, decrees or judgments by or with any court, governmental agency, regulatory body or arbitration tribunal that, individually or in the aggregate, have had or are likely to have a Material Adverse Effect on AEGON, or materially and adversely affect the ability of AEGON to consummate the transactions contemplated hereby. Except as previously disclosed to MONY in writing, to AEGON's knowledge, there are no actions, suits, arbitrations or legal, administrative or other proceedings (other than those relating to insurance claims) pending or threatened against AEGON, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on AEGON, or materially and adversely affect the ability of AEGON to consummate the transactions contemplated hereby.

            Section 6.7  Financial Statements.

            On or prior to the date hereof, AEGON has delivered to MONY true, correct and complete copies of (a) the audited consolidated balance sheet of AEGON and its Subsidiaries as of December 31, 1992, prepared in accordance with GAAP, together with the notes thereon and the related report of Ernst & Young, the independent certified public accountant of AEGON (the "AEGON's Auditor") and
(b) the audited consolidated statements of income, stockholders' equity and cash flows of AEGON and its Subsidiaries for the year ended December 31, 1992, prepared in accordance with GAAP, together with the notes thereon and the related report of AEGON's Auditor (collectively, the "AEGON Financial Statements"). AEGON has also delivered to MONY on or prior to the date hereof true, correct and complete copies of the consolidated balance sheet, and the related consolidated statements of income, stockholders' equity and cash flows, of AEGON and its Subsidiaries for the period ended September 30, 1993, prepared in accordance with Dutch accounting principles, together with the notes, if any, thereon (the "Interim AEGON Financial Statements"). The AEGON Financial Statements are, and the Interim AEGON Financial Statements will be, based on the books and records of

AEGON and its Subsidiaries, and the AEGON Financial Statements have been prepared in accordance with GAAP consistently applied, audited by AEGON's Auditor, and fairly present in all material respects the consolidated financial position and results of operations of AEGON and its Subsidiaries as of the date and for the period indicated therein.

            Section 6.8  No Material Adverse Effect.

            Except as set forth in Schedule 6.8 hereto, or except as expressly contemplated by the Acquisition Agreement, since January 1, 1993, there has not been any material adverse change in the business, operations, condition (financial or otherwise), results of operations, properties, assets or prospects of AEGON or in the ability of AEGON to consummate the transactions contemplated herein.

            Section 6.9  Use of Proceeds.

            The proceeds of the sale of the Series A Notes (other than the proceeds from the sale of any Additional Series A Notes) shall be contributed by AEGON to AUSA Life in order to increase its capital. The proceeds of the sale of the Additional Series A Notes shall be contributed by AEGON to AUSA Life in order to increase its capital or shall be used by AEGON for general corporate purposes.

ARTICLE 7. REPRESENTATIONS AND WARRANTIES RELATING TO SECURITIES ACT; MONY
           REPRESENTATIONS

            Section 7.1  MONY Representations.

            By accepting this Agreement and by purchasing Series A Notes on the Closing Date, MONY represents as follows:

            (a) MONY has all requisite corporate power and authority to enter into and perform its obligations under this Agreement, and to accept and to be bound by the terms and conditions of the Series A Notes.

            (b) Neither the execution and delivery of this Agreement, the consummation of the transactions herein contemplated nor compliance with the terms, conditions and provisions hereof by MONY will conflict with or result in a material breach of any term, condition or provision of any law, or of any rule, regulation, order, writ, injunction or decree of any court or other governmental or public authority or agency, domestic or foreign (including any right, license, franchise or other authorization granted by any such authority or agency), or of any binding decision or ruling of any arbitrator, or of the charter or by-laws of MONY or any contract or other agreement to which MONY is a party, or by or to which it or any of its assets or property may be bound or subject.

            (c) MONY is purchasing Series A Notes for its own account for investment and with no present intention of distributing such Series A Notes or any part thereof, subject to the disposition of its property being within its control.

ARTICLE 8. CLOSING CONDITIONS OF MONY

            MONY's obligation to purchase and pay for the Series A Notes to be purchased by MONY on the Closing Date shall be subject to the satisfaction or waiver, on or prior to the Closing Date, of the following conditions precedent:

            Section 8.1  Opinion of Counsel for AEGON.

            MONY shall have received from Larry G. Brown, General Counsel to AEGON, and from LeBoeuf, Lamb, Leiby & MacRae, special counsel to AEGON, opinions substantially in the form of Exhibit B hereto.

            Section 8.2  Representations of AEGON True.

            The representations, warranties and statements by AEGON in Article 6 shall be true in all material respects on and as of the Closing Date with the same force and effect as though such representations, warranties and statements had been made on and as of the Closing Date.

            Section 8.3  No Event of Default.

            Upon the delivery of the Series A Notes, no Event of Default, or condition or event which with notice or after lapse of time would constitute an Event of Default, shall exist.

            Section 8.4  Officers' Certificate of AEGON.

            AEGON shall have delivered to MONY an Officers' Certificate of AEGON, dated the Closing Date and satisfactory to MONY, confirming the fulfillment of the closing conditions specified in Section 8.2 and Section 8.3 hereof.

            Section 8.5  Acquisition Consummation.

            Each of the Acquisition Agreement and the Ancillary Agreements shall have been executed and delivered by each of the parties thereto, and shall be in full force and effect. The transactions contemplated by the Acquisition Agreement and the Ancillary Agreements (other than those contemplated by this Agreement) shall have been consummated in compliance therewith and with applicable law.

            Section 8.6  Rating.

            MONY shall have received confirmation, in form and substance reasonably satisfactory to MONY, that the Series A Notes, upon issuance, will be assigned a rating by Duff & Phelps, Inc. of at least BBB.

            Section 8.7  Admitted Asset.

            MONY shall have received confirmation, in form and substance reasonably satisfactory to MONY, that it will initially be permitted to record the Series A Notes on its books and records, and in all regulatory filings to be made with the New York Insurance Department and other applicable governmental and regulatory authorities, as admitted assets with an aggregate value equal to the aggregate principal amount thereof.

ARTICLE 9.  CLOSING CONDITIONS OF AEGON

            AEGON's obligation to issue and sell the Series A Notes to MONY on the Closing Date shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent:

            Section 9.1  Representations of MONY True.

            The representations, warranties and statements by MONY in Article 7 shall be true in all material respects on and as of the Closing Date with the same effect as though such representations, warranties and statements had been made on and as of the Closing Date.

            Section 9.2  Officers' Certificate of MONY.

            MONY shall have delivered to AEGON an Officers' Certificate of MONY, dated the Closing Date and satisfactory to AEGON, confirming the fulfillment of the closing condition specified in Section 9.1 hereof.

            Section 9.3  Acquisition Consummation.

            Each of the Acquisition Agreement and the Ancillary Agreements shall have been executed and delivered by each of the parties thereto, and shall be in full force and effect. The transactions contemplated by the Acquisition Agreement and the

Ancillary Agreements (other than those contemplated by this Agreement) shall have been consummated in compliance therewith and with applicable law.

ARTICLE 10. AFFIRMATIVE COVENANTS

            AEGON covenants and agrees that on and after the date hereof and so long as any Series A Note is outstanding, AEGON will, and will cause AUSA Life to, comply with the following provisions:

            Section 10.1  Information Covenants.

            AEGON will, and will cause AUSA Life to, furnish to MONY:

            (a) as soon as, and if, available after the end of each of the first three quarterly accounting periods in each fiscal year of AEGON all quarterly consolidated financial statements of AEGON and its Subsidiaries which AEGON prepares for its internal reporting purposes or otherwise;

            (b) as soon as available after the end of each of the first three quarterly accounting periods in each fiscal year of AUSA Life and each other Life Subsidiary, the quarterly convention statement of AUSA Life and each other Life Subsidiary as filed with the insurance regulatory authority of the jurisdiction where it is domiciled for such fiscal periods;

            (c) as soon as available after the end of each fiscal year of AEGON, true, correct and complete copies of (i) the audited consolidated balance sheet of AEGON and its subsidiaries as of the end of such fiscal year, prepared in accordance with GAAP, together with the notes thereon and (ii) the audited consolidated statements of income, stockholders' equity and cash flows of AEGON and its Subsidiaries for such fiscal year, prepared in accordance with

      GAAP, together with the notes thereon, in each case together with the related reports of AEGON's independent certified public accounting firm; and

            (d) as soon as available after the end of each fiscal year of AUSA Life and each other Life Subsidiary, the annual convention statement of each Life Subsidiary as filed with the insurance regulatory authority of the jurisdiction where it is domiciled for such fiscal year.

            Section 10.2  Notice of Default and Litigation.

            AEGON will, and will cause AUSA Life to, furnish to MONY promptly, and in any event within two (2) Business Days after AEGON or any of its Subsidiaries obtains knowledge thereof, notice of the occurrence of any event which constitutes a Default or Event of Default, which notice shall specify the exact nature and extent thereof and what action AEGON or AUSA Life has taken or proposes to take with respect thereto.

            Section 10.3  Maintenance of Books and Records.

            AEGON will, and will cause AUSA Life to, keep proper books of records and accounts in which full and correct entries are made of all its financial and business transactions and its assets, liabilities and results of operations in accordance with GAAP and, as applicable, Applicable SAP.

            Section 10.4  Taxes.

            AEGON will, and will cause each of its Subsidiaries (including AUSA
      Life) to, pay and discharge when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or Encumbrance upon the property of AEGON or AUSA Life, except for such taxes, assessments, charges, levies or claims (i) with respect to which the failure to pay or discharge would not have a Material Adverse Effect on AEGON and its Subsidiaries taken as a whole or
      (ii) which are being diligently contested in good faith by appropriate proceedings if adequate reserves have been established in accordance with GAAP or Applicable SAP, as the case may be.

            Section 10.5  Compliance with Law.

            AEGON will, and will cause each of its Subsidiaries (including AUSA
Life) to, comply with all laws, rules, regulations, orders, licenses and permits relating to or otherwise applicable to the conduct of its business or the ownership of its properties, except those the non-compliance with which would not have a Material Adverse Effect on AEGON and its Subsidiaries taken as a whole.

            Section 10.6  Maintenance of Business.

            AEGON will, and will cause each of AUSA Life and Diversified to, perform and observe the covenants required to be performed and observed by it under Section 9.01 of the Acquisition Agreement.

ARTICLE 11. EVENTS OF DEFAULT

            Section 11.1  Nature of Events.

            Each of the following conditions or events shall constitute an "Event of Default" hereunder:

            (a) any payment or prepayment of principal of or interest on, any Series A Note is not made on or before the date such payment or prepayment is due and such failure continues for three Business Days after the holder of any Series A Note has given written notice of such failure to AEGON;

            (b) AEGON fails to perform or observe any material covenant condition or obligation (including Section 6.9 hereof) contained herein and such failure continues for twenty days after the holder of any Series A Note has given written notice of such failure to AEGON;

            (c) any representation, warranty or statement by or on behalf of AEGON contained in this Agreement, or any certificate, written statement or other document furnished in accordance with the terms of this Agreement shall be false or misleading in any material respect such that it shall affect the ability of AEGON to pay when due, the principal of and interest on the Series A Notes in accordance with the terms of the Series A Notes and this Agreement;

            (d) a custodian, receiver, rehabilitator, conservator, liquidator or trustee of AEGON or any Material Subsidiary, or of any of their respective properties or assets, is appointed or takes possession and such appointment or possession remains in effect for more than forty-five days; or AEGON or any Material Subsidiary generally fails to pay its Indebtedness as it becomes due other than as a result of a good faith dispute; or AEGON or any Material Subsidiary is adjudicated bankrupt or insolvent; or an order for relief is entered under the Federal Bankruptcy Code or under any other applicable law against AEGON or any Material Subsidiary; or a petition is filed against AEGON or any Material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, rehabilitation, conservation or liquidation law of any jurisdiction, whether now or subsequently in effect, and is not dismissed within forty-five days after filing, or

                  (e) AEGON or any Material Subsidiary files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, rehabilitation, conservation or liquidation law of any jurisdiction, whether now or subsequently in effect; or consents to the filing of any petition against it under any such law; or consents to the appointment of or taking possession by a custodian, receiver, trustee, rehabilitator, conservator or liquidator of AEGON or any Material Subsidiary, or of all or any part of its properties or assets, or makes an assignment for the benefit of its creditors or policyholders.

                  Section 11.2 Default Remedies.

                  If an Event of Default exists, (a) (i) the holder of any Series A Note then outstanding, with respect to an Event of Default under
Section 11.1(a) or (ii) hereof the holder or holders of at least 25% in aggregate unpaid principal amount of the Series A Notes then outstanding, with respect to any Event of Default under Section 11.1 (b) or (c) hereof, may exercise any right, power or remedy permitted to it or any of them by law (it being intended by the parties hereto that no remedy is to be exclusive and that each remedy is to be cumulative), and shall have, in particular, without limiting the generality of the foregoing, the right, by notice to AEGON, to declare the entire Repayment Amount of and all interest accrued on such Series A Note to be, and such principal amount and accrued interest shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and (b) in the case of an Event of Default under Section 11.1(d) or (e) hereof, the entire Repayment Amount of and all accrued interest and premium on the Series A

Notes shall automatically become forthwith due and payable, without any presentment, demand, protest, declaration or other notice of any kind (including, without limitation, pursuant to clause (a) above), all of which are hereby expressly waived. AEGON will forthwith pay to the holder of such Series A Note the entire Repayment Amount of and interest accrued on such Series A Note. No course of dealing on the part of any holder of a Series A Note or any delay or failure on the part of any holder of a Series A Note to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies.

                  At any time after the Repayment Amount of and interest accrued on any Series A Note is declared due and payable, and before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in aggregate unpaid principal amount of Series A Notes then outstanding, by written notice to AEGON, may rescind and annul such declaration and its consequences if (i) all sums payable under the Series A Notes (except any principal amount or interest on the Series A Notes which has become payable solely by reason of such declaration) shall have been duly paid and (ii) all Events of Default, other than nonpayment of amounts which have become due solely by such declaration, have been cured or waived as provided in Section 12.2 hereof. No such rescission and annulment shall affect any subsequent Event of Default or declaration or any right, power or remedy consequent thereon.

ARTICLE 12. MISCELLANEOUS

                  Section 12.1 Communications.

                  Whether or not expressly so stated in any provision of this Agreement, but subject to Section 5.1 hereof, all notices, demands or other communications provided for under this Agreement or under the Series A Notes shall be in writing and shall be delivered personally (by courier or otherwise), telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally (by courier or otherwise), telegraphed, telexed or sent by facsimile transmission or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

                  (a) If to AEGON to:

                           AEGON USA, Inc.
                           4333 Edgewood Road N.E.
                           Cedar Rapids, Iowa  52499
                           Attention:  Chief Financial Officer
                           Telecopier No.:  319-369-2218

                  With a concurrent copy to:
                           AEGON USA, Inc.
                           1111 North Charles Street
                           Baltimore, Maryland  21201
                           Attention:  General Counsel
                           Telecopier No.:  410-347-8685

                  (b) If to MONY to:

                           The Mutual Life Insurance Company of New York 1740 Broadway
                           New York, New York  10019
                           Attention:  Chief Executive Officer
                           Telecopier No.:  (212) 708-2900

                  With a concurrent copy to:

                           The Mutual Life Insurance Company of New York 1740 Broadway
                           New York, New York  10019
                           Attention:  General Counsel
                           Telecopier No.:  (212) 708-2977

                  (c) If to any holder of a Series A Note to the address of such holder as it appears on the registration books maintained as provided in Section 4.1 hereof (which address, in the case of MONY, shall be initially MONY's address shown above.

                  Any party may, by notice given in accordance with this Section
12.1 to the other parties, designate another address or Person for receipt of notices hereunder.

                  Section 12.2 Amendment and Waiver.

                  (a) No term, covenant, agreement or condition of this Agreement may be amended, supplemented or modified, or compliance therewith waived, except pursuant to one or more written instruments signed by the holders of not less than two-thirds in aggregate unpaid principal amount Of the Series A Notes at the time outstanding and AEGON; provided, however, that AEGON shall not be required to sign any such written instrument pursuant to which the holders waive any term, covenant, agreement or condition herein of AEGON and no such amendment, supplement, modification or waiver shall, without the consent in writing of the holders of all of the Series A Notes at the time outstanding, subordinate or change the amount of, or change the date of final maturity of, the principal of any of the Series A Notes, or change the amount of, or the time, method or place for the making of, any prepayment of principal of any of the Series A Notes, or reduce the amount of, or change the time of payment of, interest on any of the Series A Notes, or change the provisions of this Section
12.2 as they affect the holders of the Series A Notes or the provisions of
Section 11.1 or 11.2 hereof. Any amendment, supplement, modification or waiver pursuant to this Section 12.2 shall apply equally to all the holders of the Series A Notes affected and shall be binding upon them, upon each future holder of any Series A Note and upon AEGON.

                  (b) AEGON will give prompt notice to all holders of the Series A Notes of the effectiveness of any amendment, supplement, modification or waiver entered into in accordance with the provisions of this Section 12.2. Such notice shall state the terms of any such amendment, supplement, modification or waiver and shall be accompanied by a conformed copy (which may be a composite conformed copy) of each written instrument which embodies such amendment, supplement, modification or waiver.

                  Section 12.3 Legal Holidays.

                  Whenever any payment hereunder or under any of the Series A Notes shall be due on a Saturday, Sunday or day upon which banking institutions at the place for such payment are authorized or required by law or executive order to be closed (a "legal holiday"), such payment shall become due on the next succeeding day which is not a legal holiday.

                  Section 12.4 Governing Law.

                  THIS AGREEMENT AND THE SERIES A NOTES ISSUED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                  Section 12.5 Interpretation.

                  For purposes of this Agreement, the words "hereof", "herein", "hereby" and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever therein the singular is used, the same shall include the plural, and whenever herein the plural is used, the same shall include the singular, where appropriate.

                  Section 12.6 Table of Contents and Headings.

                  The table of contents and the headings of the Articles and sections of this Agreement are intended for convenience of reference only and do not constitute a part hereof, and shall not affect the interpretation of this Agreement.

                  Section 12.7 Successors and Assigns.

                  This Agreement shall be binding upon the successors and assigns of AEGON and inure to the benefit of MONY's successors and assigns. All provisions of this Agreement are intended to be for the benefit of all holders, from time to time, of the Series A Notes issued pursuant hereto, and shall be enforceable by any such holder, whether or not an express assignment to such holder of rights under this Agreement shall have been made by MONY or any of MONY's successors or assigns.

                  Section 12.8 Integrated Agreements.

                  The calculation of the Repayment Amount as set forth in
Article I (Definitions) is the calculation of a single amount due under the Series A Notes and such calculation shall not be construed to be an offset of amounts debited or credited under the Acquisition Agreement or any Ancillary Agreement, notwithstanding that the calculation includes amounts determined by reference to such Agreements.

                  Section 12.9 Counterparts.

                  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof signed by less than all, but together signed by all of the parties hereto.

                  If the foregoing is satisfactory, please sign the form of acceptance on the enclosed counterparts of this instrument and forward the same to the undersigned, whereupon this instrument will become a binding agreement between AEGON and MONY.

                                                     Very truly yours,

                                                     AEGON USA, INC.

                                                     By /s/ Patrick S. Baire

                                                        Name: Patrick S. Baire

                                                        Title: VP/CFO

The foregoing instrument
is hereby accepted on
December 31, 1993.

THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK

By /s/ Kenneth M. Levine
   Name: Kenneth M. Levine
   Title: EVP

                                                                       EXHIBIT A

THIS SERIES A NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT, EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION NOR SUCH AN EXEMPTION IS REQUIRED BY LAW.

                                 AEGON USA, INC.
                       SERIES A NOTE DUE December 31, 2002

                                                        Dated: December 31, 1993

                  AEGON USA, INC., an Iowa corporation ("AEGON"), for value received, hereby promises to pay to THE MUTUAL LIFE INSURANCE COMPANY OF NEW YORK ("MONY") or registered assigns the principal amount of one hundred and fifty million dollars ($150,000,000), subject to reduction pursuant to the Principal Adjustment (as defined in the Series A Note Purchase Agreement referred to below), or so much thereof as shall not theretofore have been prepaid, on the Maturity Date (as defined in the Series A Note Purchase Agreement referred to below); and to pay interest on the unpaid principal amount hereof from the date of this Series A Note at 6.44% per annum on the thirtieth day of June in each year (each, an "Interest Payment Date"), and at maturity, until the principal amount hereof shall become due and payable (whether at maturity, by acceleration or otherwise). AEGON also promises to pay on demand interest on any overdue principal (including any overdue prepayment of principal) at 7.44% per annum from the date the same becomes due and payable (whether at maturity, by acceleration or otherwise) until paid and, to the extent permitted by applicable law, on any overdue interest at 7.44% per annum from the date the same becomes due and payable (whether on an Interest Payment Date, at maturity, by acceleration or otherwise) until paid.

                  Payments of principal and interest shall be made, by wire transfer of immediately available funds to an account which is designated in writing by the registered holder hereof (subject, however, to certain circumstances under the Series A Note Purchase Agreement referred to below).

                  This Series A Note is one of a duly authorized issue of AEGON's Series A Notes Due December 31, 2002 (the "Series A Notes"), issued pursuant to a Series A Note Purchase Agreement, dated as of December 31, 1993, between AEGON and MONY (the "Series A Note Purchase Agreement"). This Series A Note may be prepaid in whole or in part in certain cases and the maturity hereof may be accelerated as specified in the Series A Note Purchase Agreement. AEGON agrees to make required payments on account of this Series A Note in accordance with the provisions of the Series A Note Purchase Agreement. Reference is made to the Series A Note Purchase Agreement for other terms and provisions thereof affecting AEGON and the holders of the Series A Notes.

                  THIS SERIES A NOTE AND THE SERIES A NOTE PURCHASE AGREEMENT HAVE BEEN DELIVERED IN THE STATE OF NEW YORK AND ARE TO BE GOVERNED BY AND TO BE CONSTRUED IN

ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                                             AEGON USA, INC.

                                       By    ___________________________________
                                             President

                                                                     EXHIBIT B-1

                                                                           DRAFT

                               [AEGON LETTERHEAD]

                                                              December  __, 1993

The Mutual Life Insurance Company
  of New York
1740 Broadway
New York, New York 10019

                  Re: AEGON USA, Inc. $150,000,000 in Aggregate Principal Amount of Series A Notes due December 31, 2002 and $50,000,000 in Aggregate Principal Amount of Series B Notes due December 31, 2002

Gentlemen:

                  I am General Counsel of AEGON USA, Inc., an Iowa corporation ("AEGON"). This opinion is being delivered to you in connection with the issuance and sale by AEGON of $150,000,000 in aggregate principal amount of AEGON's Series A Notes due December 31, 2002 (the "Series A Notes") to The Mutual Life Insurance Company of New York, a New York domiciled mutual insurance company ("MONY"), pursuant to the Series A Note Purchase Agreement dated as of the date hereof between AEGON and MONY (the "Series A Note Purchase Agreement") , and in connection with the issuance and sale by AEGON of $50,000,000 in aggregate principal amount of AEGON's Series B Notes due December 31, 2002 (the "Series B Notes") to MONY pursuant to the Series B Note Purchase Agreement dated as of the date hereof between AEGON and MONY (the "Series B Note Purchase Agreement").

                  This opinion is being delivered to you pursuant to each of the Series A Note Purchase Agreement and the Series B Note Purchase Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Series A Note Purchase Agreement.

The Mutual Life Insurance Company
  of New York
December __, 1993
Page 2


                  In connection therewith, I have examined copies of (i) the Series A Note Purchase Agreement, (ii) the Series B Note Purchase Agreement,
(iii) the Series A Notes, (iv) the Series B Notes, (v) the Certificate of Incorporation of AEGON, (vi) the By-Laws of AEGON and (vii) a record of the corporate proceedings of AEGON relating to the authorization of the issuance and sale of the Series A Notes and the Series B Notes, including the execution and delivery of the Series A Note Purchase Agreement and the Series B Note Purchase Agreement. In addition, I have examined the originals (or copies certified or otherwise identified to my satisfaction) of such other agreements, instruments, certificates, documents and records and have reviewed such questions of law as I have deemed necessary or appropriate for the purposes of the opinions rendered herein.

                  In rendering the opinions expressed herein, I have assumed without independent verification the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed by parties other than AEGON, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to facts or questions of fact material to the opinions expressed herein, I have also, when relevant facts were not independently established or verified, been furnished with, and with your consent have relied exclusively upon, the aforesaid documents, corporate records, agreements, instruments and certificates.

                  Based upon the foregoing, and subject to the qualifications stated herein, I am of the opinion that:

                  1. AEGON is a corporation duly incorporated, validly existing and in good standing under the laws of Iowa.

                  2. AEGON has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on the operations of its business as it is now being conducted.

                  3. AEGON has all requisite power and authority to execute, deliver and perform its obligations under the Series A Note Purchase Agreement and the Series B Note Purchase Agreement, and to issue and sell the Series A Notes and the Series B Notes.

The execution and delivery by AEGON of the Series A Note Purchase Agreement and the Series B Note Purchase Agreement, and the performance by AEGON of its obligations thereunder, have been duly authorized by all necessary corporate action.

The Mutual Life Insurance Company
  of New York
December __, 1993
Page 3


Each of the Series A Note Purchase Agreement and the Series B Note Purchase Agreement has been duly executed and delivered by AEGON.

                  4. Each of the Series A Notes and the Series B Notes have been duly authorized, executed and delivered by AEGON.

                  5. Except as set forth in Schedule 6.3 to the Series A Note Purchase Agreement or Schedule 6.3 to the Series B Note Purchase Agreement, the execution, delivery and performance by AEGON of the Series A Note Purchase Agreement and the Series B Note Purchase Agreement and the consummation of the transactions contemplated thereby in accordance with the terms and conditions thereof will not (i) violate any provision of the charter, Bylaws or other organizational documents of AEGON, (ii) violate, conflict with, or result in a breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both, constitute) a default under, any contract or other agreement to which AEGON is a party or by or to which it or any of its assets or properties may be bound or subject, (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon AEGON, (iv) violate any statute, law or regulation of any jurisdiction or of any regulatory body, which violation would have a Material Adverse Effect with respect to AEGON or materially and adversely affect the ability of AEGON to consummate the transactions contemplated by the Series A Note Purchase Agreement or the Series B Note Purchase Agreement or the ability of AEGON to perform under the series A Notes or the Series B Notes, or (v) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any Permit related to the business of AEGON.

                  6. Except as set forth in Schedule 6.4 to the Series A Note Purchase Agreement or Schedule 6.4 to the Series B Note Purchase Agreement, the execution, delivery and performance by AEGON of the Series A Note Purchase Agreement and the Series B Note Purchase Agreement, and the consummation of the transactions contemplated thereby in accordance with the terms thereof and the issuance and sale of the Series A Notes and the Series B Notes do not require AEGON to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person.

                  7. There are no outstanding orders, decrees, judgments, awards or injunctions by or with any court, governmental agency, regulatory body or arbitration tribunal that, individually or in the aggregate, have had or are likely to have a Material Adverse Effect on AEGON, or materially and adversely affect the ability of AEGON to consummate the transactions contemplated by the Series A Note Purchase Agreement or the Series B Note Purchase Agreement or the ability of AEGON to perform under the Series A Notes or the Series B Notes. To my knowledge after due inquiry, there are no actions, suits, arbitrations or legal, administrative or other proceedings (other than those relating to insurance claims) pending or threatened against AEGON, at law or in equity,

The Mutual Life Insurance Company
  of New York
December __, 1993
Page 4


or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on AEGON or materially and adversely affect the ability of AEGON to consummate the transactions contemplated by the Series A Note Purchase Agreement or the Series B Note Purchase Agreement or the ability of AEGON to perform under the Series A Notes or the Series B Notes.

                  In rendering the opinions expressed above, I have relied as to matters of Iowa law on the opinion of even date herewith of Craig D. Vermie, Esq., the Associate General counsel of AEGON, a copy of which is attached hereto.

                  This letter and the opinions rendered herein are rendered solely for your benefit and may not be delivered to or relied upon in any manner by any other person or entity without my express written consent.

                                              Very truly yours,

                                              Larry G. Brown
                                              Vice President and General Counsel

                                                                     EXHIBIT B-2

                                                                           DRAFT

                         [LETTERHEAD OF CRAIG D. VERMIE]

                                                                 December , 1993

Larry G. Brown, Esq.
Vice President and General Counsel
AEGON USA, Inc.
1111 North Charles Street
Baltimore, Maryland 21201

                  Re: AEGON USA, Inc. $150,000,000 in Aggregate Principal Amount of Series A Notes due December 31, 2002 and $50,000,000 in Aggregate Principal Amount of Series B Notes due December 31, 2002

Dear Mr. Brown:

                  I am the Associate General Counsel of AEGON USA, Inc., an Iowa corporation ("AEGON"). This opinion is being delivered to you in connection with the issuance and sale by AEGON of $150,000,000 in aggregate principal amount of AEGON's Series A Notes due December 31, 2002 (the "Series A Notes") to The Mutual Life Insurance Company of New York, a New York domiciled mutual insurance company ("MONY"), pursuant to the Series A Note Purchase Agreement dated as of the date hereof between AEGON and MONY (the "Series A Note Purchase Agreement"), and in connection with the issuance and sale by AEGON of $50,000,000 in aggregate principal amount of AEGON's Series B Notes due December 31, 2002 (the "Series B Notes") to MONY pursuant to the Series B Note Purchase Agreement dated as of the date hereof between AEGON and MONY (the "Series B Note Purchase Agreement").

                  This opinion is being delivered to you pursuant to each of the Series A Note Purchase Agreement and the Series B Note Purchase Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Series A Note Purchase Agreement.

Larry G. Brown, Esq.
Vice President and General Counsel
December __, 1993
Page 2


                  In connection therewith, I have examined copies of (i) the Series A Note Purchase Agreement, (ii) the Series B Note Purchase Agreement,
(iii) the Series A Notes, (iv) the Series B Notes, (v) the Certificate of Incorporation of AEGON, (vi) the By-Laws of AEGON and (vii) a record of the corporate proceedings of AEGON relating to the authorization of the issuance and sale of the Series A Notes and the Series B Notes, including the execution and delivery of the Series A Note Purchase Agreement and the Series B Note Purchase Agreement. In addition, I have examined the originals (or copies certified or otherwise identified to my satisfaction) of such other agreements, instruments, certificates, documents and records and have reviewed such questions of law as I have deemed necessary or appropriate for the purposes of the opinions rendered herein.

                  In rendering the opinions expressed herein, I have assumed without independent verification the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed by parties other than AEGON, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to facts or questions of fact material to the opinions expressed herein, I have also, when relevant facts were not independently established or verified, been furnished with, and with your consent have relied exclusively upon, the aforesaid documents, corporate records, agreements, instruments and certificates.

                  Based upon the foregoing, and subject to the qualifications stated herein, I am of the opinion that:

                  1. AEGON is a corporation duly organized, validly existing and in good standing under the laws of the State of Iowa.

                  2. AEGON has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on the operations of its business as it is now being conducted.

                  3. AEGON has all requisite power and authority to execute, deliver and perform its obligations under the Series A Note Purchase Agreement and the Series B Note Purchase Agreement, and to issue and sell the Series A Notes and the Series B Notes. The execution and delivery by AEGON of the Series A Note Purchase Agreement and the Series B Note Purchase Agreement, and the performance by AEGON of its obligations thereunder, have been duly authorized by all necessary corporate action. Each of the Series A Note Purchase Agreement and the Series B Note Purchase Agreement has been duly executed and delivered by AEGON.

Larry G. Brown, Esq.
Vice President and General Counsel
December __, 1993
Page 3


                  4. Each of the Series A Notes and the Series B Notes have been duly authorized, executed and delivered by AEGON.

                  5. Except as set forth in schedule 6.3 to the Series A Note Purchase Agreement or Schedule 6.3 to the Series B Note Purchase Agreement, the execution, delivery and performance by AEGON of the Series A Note Purchase Agreement and the Series B Note Purchase Agreement and the consummation of the transactions contemplated thereby in accordance with the terms and conditions thereof will not (i) violate any provision of the charter, Bylaws or other organizational documents of AEGON, (ii) violate, conflict with, or result in a breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both, constitute) a default under, any contract or other agreement governed by and construed in accordance with the laws of the State of Iowa to which AEGON is a party or by or to which it or any of its assets or properties may be bound or subject, (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon AEGON, (iv) violate any statute, law or regulation of the state of Iowa or of any regulatory body thereof, which violation would have a Material Adverse Effect with respect to AEGON or materially and adversely affect the ability of AEGON to consummate the transactions contemplated by the Series A Note Purchase Agreement or the Series B Note Purchase Agreement or the ability of AEGON to perform under the Series A Notes or the Series B Notes, or (v) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any Permit related to the business of AEGON.

                  6. Except as set forth in Schedule 6.4 to the Series A Note Purchase Agreement or Schedule 6.4 to the Series B Note Purchase Agreement, the execution, delivery and performance by AEGON of the Series A Note Purchase Agreement and the Series B Note Purchase Agreement, and the consummation of the transactions contemplated thereby in accordance with the terms thereof and the issuance and sale of the Series A Notes and the Series B Notes do not require AEGON to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person in the State of Iowa.

                  7. There are no outstanding orders, decrees, judgments, awards or injunctions by or with any court, governmental agency, regulatory body or arbitration tribunal that, individually or in the aggregate, have had or are likely to have a Material Adverse Effect on AEGON, or materially and adversely affect the ability of AEGON to consummate the transactions contemplated by the Series A Note Purchase Agreement or the Series B Note Purchase Agreement or the ability of AEGON to perform under the Series A Notes or the Series B Notes. To my knowledge after due inquiry, there are no actions, suits, arbitrations or legal, administrative or other proceedings (other than those relating to insurance claims) pending or threatened against AEGON, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or

Larry G. Brown, Esq.
Vice President and General Counsel
December __, 1993
Page 4


instrumentality, domestic or foreign, or before any arbitrator of any kind which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect on AEGON or materially and adversely affect the ability of AEGON to consummate the transactions contemplated by the Series A Note Purchase Agreement or the Series B Note Purchase Agreement or the ability of AEGON to perform under the Series A Notes or the Series B Notes.

                  The opinions expressed herein are limited to the laws of the State of Iowa and the Federal laws of the United States of America.

                  This letter and the opinions rendered herein are rendered solely for your benefit and may not be delivered to or relied upon in any manner by any other person or entity without my express written consent.

                                                     Very truly yours,

                                                     Craig D. Vermie
                                                     Associate General Counsel

                                                                     EXHIBIT B-3

                                                                     LLL&M DRAFT

                               [LLL&M LETTERHEAD]

                                                                 December , 1993

The Mutual Life Insurance Company
  of New York
1740 Broadway
New York, New York 10019

                  Re: AEGON USA, Inc. $150,000,000 in Aggregate Principal Amount of Series A Notes due December 31, 2002 and $50,000,000 in Aggregate Principal Amount of Series B Notes due December 31, 2002

Gentlemen:

                  We have acted as special counsel to AEGON USA, Inc., an Iowa corporation ("AEGON"), in connection with the issuance and sale by AEGON of $150,000,000 in aggregate principal amount of AEGON's Series A Notes due December 31, 2002 (the "Series A Notes") to The Mutual Life Insurance Company of New York, a New York domiciled mutual insurance company ("MONY"), pursuant to the Series A Note Purchase Agreement dated as of the date hereof between AEGON and MONY (the "Series A Note Purchase Agreement"), and in connection with the issuance and sale by AEGON of $50,000,000 in aggregate principal amount of AEGON's Series B Notes due December 31, 2002 (the "Series B Notes") to MONY pursuant to the Series B Note Purchase Agreement dated as of the date hereof between AEGON and MONY (the "Series B Note Purchase Agreement").

                  This opinion is being delivered to you pursuant to each of the Series A Note Purchase Agreement and the Series B Note Purchase Agreement. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Series A Note Purchase Agreement.

The Mutual Life Insurance Company
  of New York
December    , 1993
Page 2


                  In connection therewith, we have examined copies of (i) the Series A Note Purchase Agreement, (ii) the Series B Note Purchase Agreement,
(iii) the Series A Notes, (iv) the Series B Notes, (v) the Certificate of Incorporation of AEGON, (vi) the By-Laws of AEGON and (vii) a record of the corporate proceedings of AEGON relating to the authorization of the issuance and sale of the Series A Notes and the Series B Notes, including the execution and delivery of the Series A Note Purchase Agreement and the Series B Note Purchase Agreement. In addition, we have examined the originals (or copies certified or otherwise identified to our satisfaction) of such other agreements, instruments, certificates, documents and records and have reviewed such questions of law as we have deemed necessary or appropriate for the purposes of the opinions rendered herein.

                  In rendering the opinions expressed herein, we have assumed without independent verification the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than AEGON, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to facts or questions of fact material to the opinions expressed herein, we have also, when relevant facts were not independently established or verified, been furnished with, and with your consent have relied exclusively upon, the aforesaid documents, corporate records, agreements, instruments and certificates.

                  Based upon the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

                  1. The Series A Note Purchase Agreement and the Series B Note Purchase Agreement constitute legal, valid and binding obligations of AEGON, enforceable against AEGON in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, rehabilitation, reorganization, receivership, conservatorship, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

                  2. The form of the Series A Notes is in the form contemplated by the Series A Note Purchase Agreement. The form of the Series B Notes is in the form contemplated by the Series B Note Purchase Agreement. The Series A Notes and the Series B Notes have been duly authorized, executed and delivered by AEGON and constitute legal, valid and binding obligations of AEGON, enforceable against AEGON in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, rehabilitation, reorganization, receivership, conservatorship,

The Mutual Life Insurance Company
  of New York
December    , 1993
Page 3


moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights generally or by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

                  3. The execution, delivery and performance by AEGON of the Series A Note Purchase Agreement and the Series B Note Purchase Agreement, the consummation of the transactions contemplated thereby in accordance with the terms thereof and the issuance and sale of the Series A Notes and the Series B Notes do not require any consent, approval, filing, notice or other action under any New York statute, rule or regulation applicable to AEGON, except for such consents, approvals, filings, notices or actions as have been obtained or made prior to the date hereof or which are not required to be made until after the Closing Date.

                  The opinions rendered herein are limited to the laws of the State of New York and the Federal laws of the United States. We do not express any opinion as to the laws, or to matters governed by the laws, of any other jurisdiction.

                  This letter and the opinions rendered herein are rendered solely for your benefit and may not be delivered to or relied upon in any manner by any other person or entity without our express written consent.

                                                     Very truly yours,

                                  SCHEDULE 1(a)

                                 AEGON OFFICERS

Donald J. Shephard                           Chief Executive Officer
                                             Chairman of the Board
                                             President

Thomas E. Morgan                             Chief Information Officer
                                             Vice President

Larry G. Brown                               General Counsel
                                             Senior Vice President
                                             Secretary

Jack R. Dykhouse                             Senior Vice President -
                                             Health Group

Rex B. Eno                                   Senior Vice President -
                                             Agency Group

Patrick E. Falconio                          Chief Investment Officer
                                             Executive Vice President

B. Larry Jenkins                             Senior Vice President -
                                             Home Service Group

John R. Kenney                               Senior Vice President -
                                             Asset Accumulation Group

Ronald F. Mosher                             Vice President

Robert J. McGraw                             Treasurer
                                             Vice President

Lon Andersen                                 Vice President

Charles M. Arrington                         Vice President

Patrick S. Baird                             Chief Financial Officer
                                             Vice President

David L. Blankenship                         Vice President

William L. Busler                            Vice President

Donald W. Chamberlain                        Vice President

Brenda K. Clancy                             Controller
                                             Vice President

Constantine T. Costas                        Vice President

Joseph A. Dutcher                            Director of Internal Audit
                                             Vice President

Sam Edmondson, Jr.                           Vice President

Donald E. Flynn                              Vice President

Bart Herbert, Jr.                            Vice President

Douglas C. Kolsrud                           Actuary
                                             Vice President

Danny L. Kolsrud                             Vice President
                                             Dir. of Corporate Taxes

Robert J. Kontz                              Dir. of Financial Reporting
                                             Vice President

Ronald M. Nagler                             Deputy Chief Investment Officer
                                             Vice President

Danny W. Rowland                             Vice President

Janet M. Soppe                               Vice President

Cor H. Verhagen                              Vice President

                                                                   SCHEDULE l(b)

                                    SEE TAB 6

                                                                 SCHEDULE 3.1(b)

                             WEIGHTED AVERAGE RATING

                  At all times following the Closing, AUSA Life shall maintain
(a) a claims-paying ability rating by Standard & Poor's Corporation ("S&P") of "AA-" or higher, or (b) if there is a Positive Rating Differential on the Closing Date, a claims-paying ability rating by S&P such that the Weighted Points of AUSA Life on any date other than the Closing Date exceeds the Industry Weighted Point Average on such other date by an amount equal to or greater than such Positive Differential, or (c) if there is a Negative Rating Differential on the Closing Date, a claims-paying ability rating by S&P such that the Weighted Points of AUSA Life on any date other than the Closing Date is not lower than the Industry Weighted Point Average on such other date by an amount greater than such Negative Rating Differential.

                  The Weighted Points of AUSA Life, the Industry Weighted Point Average and such Rating Differentials shall be determined as follows:

                  1. For purposes of such determination, "Reference Insurers" shall mean, at any time, the twenty (20) life insurers domiciled in the United States with the greatest amount of pension assets (other than AEGON and its Affiliates and MONY) that are rated by S&P, determined by adding the amounts recorded on lines 10.2 and 10.3 on page 3 and line 23 on page 2 of the Annual Convention Statements promulgated by the National Association of Insurance Commissioners and filed by United States life insurers with the appropriate insurance regulatory authority in their respective states of domicile for the immediately preceding calendar year. The pension assets (determined as aforesaid) of any life insurers which are Affiliates of one another shall be aggregated for purposes of determining the Reference Insurers.

                  If the standard form of Annual Convention Statement is changed after the Closing Date, the line items in the new form of Annual Convention Statement on which the line items described above are presently recorded shall be utilized for purposes of determining the Reference Insurers. If (a) such form of the Annual Convention Statement is changed so that one or more line items described above are no longer reported therein or (b) at any time following the Closing Date, the line items described above are no longer appropriate or are materially incomplete for purposes of determining the twenty largest pension insurers, AEGON and MONY shall mutually agree on a new method of determining the Reference Insurers. The parties agree to negotiate in good faith in developing any such new method.

                  2. The following "Weighted Points" will be assigned to each of the Reference Insurers and AUSA Life at the time of determination, based on the claims-paying ability rating assigned by S&P to each such Reference Insurer and AUSA Life which is then in effect:

                  S&P Rating                           Weighted Points
                  ----------                           ---------------
                    AAA                                        4.0
                    AA+                                        3.9
                    AA                                         3.8
                    AA-                                        3.7
                    A+                                         3.6
                    A                                          3.5
                    A-                                         3.4
                    BBB+                                       3.3
                    BBB                                        3.2
                    BBB-                                       3.1
                    Below BBB-                         Deduct 0.1 for each
                                                  successive lower rating grade

If any Reference Insurer consists of Affiliate life insurers whose pension assets have been aggregated under paragraph 1 above, the rating assigned by S&P to the Affiliate life insurer with the greatest amount of pension assets (determined in accordance with paragraph 1 above), on an individual basis, shall be used for purposes of assigning Weighted Points.

                  3. The total Weighted Points for all Reference Insurers will be divided by the number of Reference Insurers (e.g., 20), and rounded upwards to the nearest one-tenth of a point, to determine the average of the Weighted Points of the Reference Insurers (the "Industry Weighted Point Average").

                  4. The amount, if any, by which the Weighted Points of AUSA Life on the Closing Date exceeds the Industry Weighted Point Average on the Closing Date shall be the "Positive Rating Differential". The amount, if any, by which the Weighted Points of AUSA Life on the Closing Date is lower than the Industry Weighted Point Average on the Closing Date shall be the "Negative Rating Differential".

                                SCHEDULE 3.1 (c)
                    CAPITAL AND FINANCIAL SUPPORT COMMITMENTS

                    TANGIBLE NET WORTH MAINTENANCE AGREEMENT

AGREEMENT, dated as of                      between AEGON USA, INC. ("USA") and
AUSA Life Insurance Company, Inc. ("INC").

                                   WITNESSETH:

WHEREAS, USA owns all of the issued and outstanding common stock of First AUSA Life Insurance Company and First AUSA Life Insurance Company owns all of the issued and outstanding common stock of INC, and

WHEREAS, USA intends to continue to own and hold the entire legal title to and the beneficial interest in all outstanding shares of common stock of INC, having the power under ordinary circumstances to vote for the election of members of the Board of Directors of INC and does not intend directly or indirectly to pledge or otherwise dispose of any such shares of stock; and

WHEREAS, USA and INC have been asked to provide certain assurances to financial rating organizations with respect to the stock ownership and financial condition of INC, and

WHEREAS, The corporate interests of USA will be furthered and the value of its investment in this subsidiary preserved and potentially enhanced by its entering into this Agreement.

NOW, THEREFORE, The parties agree as follows:

1. Maintenance of Tangible Net Worth. USA will cause INC at all times to have a Tangible Net Worth of at least $5 million "Tangible Net Worth" shall mean, as of the time of any determination thereof, the sum of (i) the par value (or value stated on the books of INC) of the common stock of all classes of INC Plus (or minus in the case of a deficiency) (ii) the amount of the paid-in capital and surplus of INC all determined in accordance with statutory accounting principles as in effect on the date of determination.

2. Maintenance of Operating Leverage. USA will cause INC to have a maximum operating leverage ratio of 20 times (20x). The "Operating Leverage" ratio shall be defined as (1) total statutory liabilities less separate account liabilities less the Asset Valuation Reserve (AVR), divided by (2) the sum of statutory capital & surplus plus the AVR.

3. Liquidity. INC will hold liquid assets (publicly traded securities, cash, and short-term investments) equal to or greater than 25% of (1) total statutory liabilities less separate account liabilities less AVR. USA will assure that INC has sufficient cash for its operating needs at all times while AUSA owns INC.

4. No Guarantee. This Agreement is not, and nothing herein contained and nothing done pursuant hereto by USA shall be deemed to constitute, a direct or indirect guarantee by USA of the payment of any Debt or other obligation, indebtedness or liability, of any kind or character whatsoever, of INC or subsidiaries, if any.

5. Waiver. INC hereby waives any rights regarding any failure or delay on the part of USA in asserting or enforcing any of its rights or in making any claims or demands hereunder.

6. Modification and Amendment. This Agreement may only be modified or amended in ways not less favorable to INC and only upon the mutual consent of both parties.

7. Duration and Termination. This Agreement shall have an initial duration of three years and thereafter shall continue indefinitely, but only so long as INC is wholly-owned by USA. USA will only sell INC to buyers deemed by USA to be reputable and responsible parties. This Agreement may be terminated by either party upon one year's written notice to such other party. If after termination of this Agreement, INC is still wholly-owned by USA, USA shall cause INC to operate on a fiscally responsible basis.

8. Successors. The agreements herein set forth shall be mutually binding upon, and inure to the mutual benefit of USA, INC, and their respective policyholders and successors.

9. Governing Law. This Agreement shall be governed by and construed in accordance with the law of state of Iowa.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

/s/ Tom Sohlanberg                                   /s/ Donald J. Shephard
-------------------------                            ---------------------------
President,                                           President,
AUSA Life Insurance                                  Aegon USA, Inc.
Company, Inc.

                                  SCHEDULE 6.3

                            NO CONFLICT OR VIOLATION

AEGON USA, Inc.

         (a)      None.
         (b)      None.
         (c)      None.
         (d)      None.
         (e)      None.

AUSA Life Insurance Company, Inc.

         (a)      None.
         (b)      None.
         (c)      None.
         (d)      None.
         (e)      None.

                                  SCHEDULE 6.4

                             CONSENTS AND APPROVALS

AEGON USA, Inc.

         None.

AUSA Life Insurance Company, Inc.

         None.

                                  SCHEDULE 6.8

                            MATERIAL ADVERSE EFFECTS

                                  No exceptions

                                 AEGON USA, INC.

                      Series A Notes due December 31, 2002

                        SERIES A NOTE PURCHASE AGREEMENT

                          Dated as of December 31, 1993

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1.  DEFINITIONS

ARTICLE 2.  ISSUANCE OF SERIES A NOTES

ARTICLE 3.  PREPAYMENT OF SERIES A NOTES

ARTICLE 4.  REGISTRATION, EXCHANGE AND REPLACEMENT OF SERIES A NOTES

ARTICLE 5.  METHOD AND PLACE OF PAYMENT OF PRINCIPAL AND INTEREST

ARTICLE 6.  GENERAL REPRESENTATIONS AND WARRANTIES

ARTICLE 7. REPRESENTATIONS AND WARRANTIES RELATING TO SECURITIES ACT; MONY REPRESENTATIONS

ARTICLE 8.  CLOSING CONDITIONS OF MONY

ARTICLE 9.  CLOSING CONDITIONS OF AEGON

ARTICLE 10.  AFFIRMATIVE COVENANTS

ARTICLE 11.  EVENTS OF DEFAULT

ARTICLE 12.  MISCELLANEOUS

EXHIBITS

Exhibit A              -     Form of Series A Note due December 31, 2002
Exhibit B              -     Forms of Opinion of Larry G. Brown, General Counsel
                             to AEGON and LeBoeuf, Lamb, Leiby & MacRae

SCHEDULES

Schedule 1 (a)         -     AEGON Officers
Schedule 1(b)          -     Threshold Formula

Schedule 3.1(b)        -     Weighted Average Rating
Schedule 3.1(c)        -     Capital and Financial Support Commitments
Schedule 6.3           -     No Conflict or Violation
Schedule 6.4           -     Consents and Approvals
Schedule 6.8           -     Material Adverse Effects

                                     - ii -